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As filed with the Securities and Exchange Commission on March 9, 2009

Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SIMON PROPERTY GROUP, INC. AND
SIMON PROPERTY GROUP, L.P.
(Exact name of registrant as specified in its charter)

Simon Property Group, Inc.—Delaware Simon Property Group, L.P.—Delaware (State or other jurisdiction of incorporation or organization)	Simon Property Group, Inc.—04-6268599 Simon Property Group, L.P.—34-1755769 (I.R.S. Employer Identification No.)

225 West Washington Street, Indianapolis, IN 46204; (317) 636-1600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Copies to:
James M. Barkley Simon Property Group 225 West Washington Street Indianapolis, Indiana 46204 (317) 636-1600	David C. Worrell Baker & Daniels LLP 600 East 96th Street, Suite 600 Indianapolis, Indiana 46240 (317) 569-9600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

          Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement.

          If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, par value $0.0001 per share	(3)	$0

Preferred Stock, par value $0.0001 per share	(3)	$0

Warrants to purchase Common Stock or Preferred Stock	(3)	$0

Depositary Shares	(3)	$0

Debt Securities of Simon Property Group, L.P.(4)	(3)	$0

Total	(3)	N/A

(1)
This registration statement registers an unspecified amount of securities of each identified class. No separate consideration will be received for common stock or preferred stock issued upon conversion of the preferred stock or upon exercise of warrants registered hereunder, as the case may be. The proposed maximum aggregate offering price per class of securities will be determined from time to time by the registrant in connection with the offering of the securities hereunder.

(2)
The registrant will pay registration fees pursuant to Rule 456(b) in connection with offerings of securities hereunder, and will update this table by post-effective amendment or prospectus filed pursuant to Rule 424(b) to indicate the aggregate offering price of the securities offered and the amount of the registration fees paid.

(3)
Not applicable pursuant to Rule 457(r) and General Instruction II.E. to Form S-3.

(4)
The debt securities will be non-convertible investment grade debt securities issued by Simon Property Group, L.P., a majority-owned subsidiary of Simon Property Group, Inc.

 EXPLANATORY NOTE

        This registration statement relates to a "shelf" registration statement for the issuance from time to time of equity securities of Simon Property Group, Inc. and non-convertible investment grade debt securities of its majority-owned subsidiary, Simon Property Group, L.P. A separate form of base prospectus is included for the equity securities to be offered by Simon Property Group, Inc. and the debt securities to be offered by Simon Property Group, L.P.

PROSPECTUS

SIMON PROPERTY GROUP, INC.

Common Stock
Preferred Stock
Warrants
Depositary Shares

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission under a "shelf" registration or continuous offering process. We may sell any combination of the securities described in this prospectus in one or more offerings. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus and other offering material.

        This prospectus may also be used to offer securities to be issued to limited partners of Simon Property Group, L.P. in exchange for partnership interests or to cover the resale of securities by one or more selling security holders.

        We or any selling security holder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part, in a supplement to this prospectus, in other offering material related to the securities or may be set forth in one or more documents incorporated by reference in this prospectus.

        Our common stock is traded on the New York Stock Exchange under the symbol "SPG."

        You should read carefully both this prospectus and any prospectus supplement or other offering material before you invest. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement.

        THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 The date of this prospectus is March 9, 2009

 ABOUT THIS PROSPECTUS

        This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any other offering material may also add to, update or change information contained in the prospectus or in documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities.

        We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference room in Washington, D.C. The SEC's address in Washington, D.C. is 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. For further information on us and the securities being offered, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

 WHO WE ARE

        Simon Property Group, Inc. owns, develops and manages retail real estate properties, primarily regional malls, Premium Outlet® centers, The Mills® and community/lifestyle shopping centers. We have elected to be treated as a real estate investment trust, or REIT, for United States federal income tax purposes. We own our properties and conduct our business activities through our majority-owned subsidiary, Simon Property Group, L.P., or the Operating Partnership.

        The core of our business originated with the shopping center businesses of Melvin Simon, Herbert Simon, David Simon and other members and associates of the Simon family. We have grown significantly by acquiring properties and merging with other real estate companies, including our 1996 merger with DeBartolo Realty Corporation, our 1998 combination with Corporate Property Investors, Inc., our 2004 acquisition of Chelsea Property Group, Inc. and our 2007 acquisition of a 50% interest in the joint venture that acquired The Mills Corporation, or Mills.

        As of December 31, 2008, we owned or held an interest in 324 income-producing properties in the United States, which consisted of 164 regional malls, 16 additional regional malls acquired in the Mills acquisition, 40 Premium Outlet centers, 16 The Mills, 74 community/lifestyle centers, and 14 other shopping centers or outlet centers in 41 states and Puerto Rico. In addition, we also own interests in four parcels of land in the United States held for future development. Internationally as of December 31, 2008, we have ownership interests in 52 European shopping centers (France, Italy and Poland); seven Premium Outlet centers in Japan; one Premium Outlet center in Mexico; one Premium Outlet center in South Korea; and one shopping center in China. Also, through joint venture arrangements we have ownership interests in the following properties under development internationally: a 24% interest in two shopping centers in Italy, a 40% interest in a Premium Outlet Center in Japan, and a 32.5% interest in three additional shopping centers under construction in China.

        Our predecessor was organized as a Massachusetts business trust in 1971 and reorganized as a Delaware corporation on March 10, 1998. Our principal executive offices are located at 225 West Washington Street, Indianapolis, Indiana 46204. Our telephone number is (317) 636-1600. Our Internet website address is www.simon.com. The information in our website is not incorporated by reference into this prospectus.

        If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

        In this prospectus, unless the context otherwise requires, "we," "us" and "our" refer to Simon Property Group, Inc. and its subsidiaries. "Simon Property" refers specifically to Simon Property Group, Inc. only and the "Operating Partnership" refers specifically to our majority-owned subsidiary, Simon Property Group, L.P.

USE OF PROCEEDS

        We expect to use the net proceeds from the sale of the securities for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific offering. Our general corporate purposes may include repaying debt, financing capital commitments and financing future acquisitions. If we decide to use the net proceeds from an offering in some other way, we will describe the use of the net proceeds in the prospectus supplement for that offering.

        If a prospectus supplement includes an offering of securities by selling security holders, we will not receive any proceeds from such sales.

 DESCRIPTION OF SECURITIES BEING OFFERED

Authorized Stock

        We have the authority to issue 750,000,000 shares of capital stock, par value $0.0001 per share, consisting of the following:

  •
  400,000,000 shares of common stock,

  •
  12,000,000 shares of Class B common stock,

  •
  4,000 shares of Class C common stock,

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  100,000,000 shares of preferred stock, and

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  237,996,000 shares of excess common stock.

        During 2008, all 4,000 shares of Class C common stock were converted into shares of common stock. As a result, the rights and privileges previously held by the holders of the Class C common stock have been relinquished.

Description of Common Stock and Class B Common Stock

        Terms of Common Stock.    As of December 31, 2008, there were 231,311,644 shares of common stock outstanding, which excludes the outstanding shares of Class B common stock described below and the shares of common stock held in treasury. The holders of shares of common stock:

  •
  are entitled to one vote per share on all matters to be voted on by stockholders, other than the election of four directors who are elected exclusively by holders of Class B common stock;

  •
  are not entitled to cumulate their votes in the election of directors;

  •
  are entitled to receive dividends as may be declared from time to time by the board of directors, in its discretion, from legally available assets, subject to preferential rights of holders of preferred stock;

  •
  are not entitled to preemptive, subscription or conversion rights; and

  •
  are not subject to further calls or assessments.

        The shares of common stock currently outstanding are, and the shares to be sold from time to time in one offering or a series of offerings pursuant to this prospectus will be, validly issued, fully paid and non-assessable. There are no redemption or sinking fund provisions applicable to the common stock.

        Terms of Class B Common Stock.    As of December 31, 2008, we had 8,000 shares of Class B common stock outstanding. Holders of Class B common stock:

  •
  are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, other than the election of four directors who are elected exclusively by the holders of Class B common stock;

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  are not entitled to cumulative voting for the election of directors; and

  •
  are entitled to receive ratably such dividends as may be declared by the board of directors out of legally available funds, subject to preferential rights of holders of preferred stock;

        If we are liquidated, each outstanding share of common stock and Class B common stock, including shares of Excess Common Stock, if any, will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of our known debts and liabilities, subject to the right of the holders of preferred stock, including any excess preferred stock into which shares such series has been converted, to receive preferential distributions.

        All outstanding shares of Class B common stock are held in a voting trust of which Melvin, Herbert and David Simon are the voting trustees. The holders of Class B common stock are entitled to elect four of our directors. However, they will be entitled to elect only two directors if the aggregate equity interest they own in us, including common stock, Class B common stock and units of limited partnership interest of the Operating Partnership considered on an as-converted basis, decreases to less than 50% of their aggregate ownership interest as of August 9, 1996.

        Shares of Class B common stock may be converted at the holder's option into an equal number of shares of common stock. If the aggregate equity interest of the Simon family in us on a fully diluted basis has been reduced to less than 5%, the outstanding shares of Class B common stock convert automatically into an equal number of shares of common stock. Shares of Class B common stock also convert automatically into an equal number of shares of common stock upon the sale or transfer thereof to a person not affiliated with the Simon family. Holders of shares of common stock and Class B common stock have no sinking fund rights, redemption rights or preemptive rights to subscribe for any of our securities.

        Under our charter, effective as of the 2009 annual meeting of stockholders and thereafter, so long as any shares of Class B common stock are outstanding, the number of members of the board of directors shall be nine. Under the charter, at least a majority of the directors shall be independent directors. The charter further provides that, subject to any separate rights of holders of Preferred Stock or as described below, any vacancies on the board of directors resulting from death, disability, resignation, retirement, disqualification, removal from office, or other cause of a director shall be filled by a vote of the stockholders or a majority of the directors then in office provided that any vacancy relating to a director elected by the Class B common stock is to be filled by the holders of the Class B common stock.

        The charter provides that, subject to the right of holders of any class or series separately entitled to elect one or more directors, if any such right has been granted, directors may be removed with or without cause upon the affirmative vote of holders of at least a majority of the voting power of all the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class.

        Transfer Agent.    BNY Mellon Shareowner Services is the transfer agent for our common stock.

Preferred Stock

        Designated Series.    Of the 100,000,000 authorized shares of preferred stock, the following series have been designated:

  •
  209,249 shares of 6.50% Series A Convertible Preferred Stock,

  •
  5,000,000 shares of 6.50% Series B Convertible Preferred Stock,

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  2,700,000 shares of 7.00% Series C Convertible Preferred Stock,

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  2,700,000 shares of 8.00% Series D Cumulative Redeemable Preferred Stock,

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  1,000,000 shares of 8.00% Series E Cumulative Redeemable Preferred Stock,

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  8,000,000 shares of 8 3/4% Series F Cumulative Redeemable Preferred Stock,

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  3,000,000 shares of 7.89% Series G Cumulative Step-Up Premium Rate Preferred Stock,

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  4,530,000 shares of Series H Variable Rate Preferred Stock,

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  19,000,000 shares of 6% Series I Convertible Perpetual Preferred Stock,

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  1,000,000 shares of 8 3/8% Series J Cumulative Redeemable Preferred Stock,

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  8,000,000 shares of Series K Variable Rate Preferred Stock, and

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  6,000,000 shares of Series L Variable Rate Preferred Stock.

        For each series other than the three series of variable rate preferred stock, a series of excess preferred stock with the same number of shares and identical economic rights was also authorized.

        As of December 31, 2008, the number of shares of each outstanding series of preferred stock was: 7,590,264 shares of Series I Convertible Perpetual Preferred Stock and 796,948 shares of Series J Cumulative Redeemable Preferred Stock.

        Future Series.    This section is only a summary of the preferred stock that we may offer. We urge you to read carefully our charter and the designation we will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock. This section describes the general terms and provisions of the preferred stock we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superceded by the terms of the applicable prospectus supplement.

        We are authorized to issue up to 100,000,000 shares of preferred stock, par value $0.0001 per share. Our board of directors may issue from time to time shares of preferred stock in one or more series and with the relative powers, rights and preferences and for the consideration our board of directors may determine.

        Our board of directors may, without further action of the shareholders, determine and set forth in a designation to the following for each series of preferred stock:

  •
  the serial designation and the number of shares in that series;

  •
  the dividend rate or rates, whether dividends shall be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights with respect to dividends;

  •
  any voting powers of the shares;

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  whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which the shares may be redeemed;

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  the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

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  whether the shares will be entitled to the benefit of a sinking or retirement fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

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  whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other series of the same or any other class of our stock or the stock of another issuer, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

  •
  any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our charter.

        Depending on the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock and could adversely affect holders of common stock by delaying or preventing a change in control of us, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock.

        The preferred stock, when issued, will be fully paid and non-assessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock will be specified in the applicable prospectus supplement.

Warrants

        General.    This section describes the general terms and provisions of the warrants that we may offer pursuant to this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superceded by the terms of the applicable prospectus supplement.

        We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued alone or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under warrant agreements between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders or beneficial holders of warrants.

        This section summarizes the general terms and provisions of the forms of warrant agreements and warrant certificates. Because this is only a summary, it does not contain all of the details found in the full text of the warrant agreements and the warrant certificates. We urge you to read the applicable form of warrant agreement and the form of warrant certificate that we will file in relation to an issue of any warrants.

        If warrants for the purchase of common stock or preferred stock are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:

  •
  the offering price;

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  the total number of shares that can be purchased upon exercise and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

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  the designation and terms of the series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

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  the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

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  the number of shares of common stock or preferred stock that can be purchased upon exercise and the price at which the common stock or preferred stock may be purchased upon exercise;

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  the date on which the right to exercise the warrants begins and the date on which that right expires;

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  United States federal income tax consequences; and

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  any other terms of the warrants.

        Unless the applicable prospectus supplement provides otherwise, warrants will be in registered form only. Until any warrants to purchase preferred stock or common stock are exercised, holders of the warrants will not have any rights of holders of the underlying preferred stock or common stock, including any right to receive dividends or to exercise any voting rights.

        A holder of warrant certificates may:

  •
  exchange them for new certificates of different denominations;

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  present them for registration of transfer; and

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  exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

        Exercise of Warrants.    Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.

        Unless the applicable prospectus supplement provides otherwise, a holder of warrants may exercise them by following the general procedure outlined below:

  •
  delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

  •
  properly completing and signing the reverse side of the warrant certificate representing the warrants; and

  •
  delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

        If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you preferred stock or common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

        Amendments and Supplements to Warrant Agreements.    Unless the applicable prospectus supplement provides otherwise, the following describes generally the provisions relating to amending and supplementing the warrant agreements.

        We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We and the warrant agent may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then outstanding unexercised warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any modification or amendment or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.

        Warrant Adjustments.    The warrant certificate and the applicable prospectus supplement will describe the events requiring adjustment to the warrant exercise price or the number or principal amount of securities issuable upon exercise of the warrant.

Depositary Shares

        General.    We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by the depositary shares will be deposited under a separate deposit agreement between us, the depositary named therein and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each depositary receipt owner will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented thereby.

        Depositary receipts issued pursuant to the applicable deposit agreement will evidence the depositary shares. Immediately following our issuance and delivery of the preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Upon request, we will provide you with copies of the applicable form of deposit agreement and depositary receipt.

        Dividends and Other Distributions.    The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto. If the depositary determines that it is not feasible to make such distribution, the depositary may, with our approval, sell the property and distribute the net proceeds from such sale to the holders.

        Withdrawal of Stock.    Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, the holders thereof will be entitled to delivery, to or upon such holders' order, of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement. Thereafter, holders of such shares of preferred stock will not be entitled to receive depositary shares for the preferred stock. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the depositary will deliver to the holder a new depositary receipt evidencing the excess number of depositary shares.

        Redemption of Depositary Shares.    Provided we shall have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the redemption date, whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected as nearly as may be practicable without creating fractional depositary shares, pro rata, or by any other equitable method we determine.

        From and after the date fixed for redemption, all dividends in respect of the shares of preferred stock so called for redemption will cease to accrue, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled to receive upon such redemption upon surrender to the depositary of the depositary receipts representing the depositary shares.

        Voting of the Preferred Stock.    Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares that represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder's depositary shares. The depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. If the depositary does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares, it will abstain from voting the amount of preferred stock represented by such depositary shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from the depositary's negligence or willful misconduct.

        Liquidation Preference.    Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

        Conversion of Preferred Stock.    Except with respect to certain conversions in connection with the preservation of our REIT status, the depositary shares are not convertible into our common stock or any other of our securities or property. Nevertheless, if the applicable prospectus supplement so specifies, the holders of the depositary receipts may surrender their depositary receipts to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, other shares of our preferred stock or other shares of our capital stock, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion of the depositary shares utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, the depositary will issue a new depositary receipt for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

        Amendment and Termination of the Deposit Agreement.    By agreement, we and the depositary at any time can amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to holders of the related preferred stock will be effective only if the existing holders of at least two-thirds of the depositary shares have approved the amendment. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time an amendment becomes effective shall be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.

        Upon 30 days' prior written notice to the depositary, we may terminate the deposit agreement if (a) such termination is necessary to preserve our status as a REIT or (b) a majority of each series of preferred stock affected by such termination consents to such termination. Upon the termination of the deposit agreement, the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts together with any other property held by the depositary with respect to the depositary receipt. If the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.

        The deposit agreement will automatically terminate if (a) all outstanding depositary shares shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (c) each share of the related preferred stock shall have been converted into our capital stock not so represented by depositary shares.

        Charges of Depositary.    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges. The holders will also pay the fees and expenses of the depositary for any duties, outside of those expressly provided for in the deposit agreement, the holders request to be performed.

        Resignation and Removal of Depositary.    The depositary may resign at any time by delivering to us notice of its election to do so. We may at any time remove the depositary, any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of $50,000,000 or more.

        Miscellaneous.    The depositary will forward to holders of depositary receipts any reports and communications from us which are received by the depositary with respect to the related preferred stock.

        We and the depositary will not be liable if either of us is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performing the duties thereunder in good faith and without negligence, in the case of any action or inaction in the voting of preferred stock represented by the depositary shares, gross negligence or willful misconduct. If satisfactory indemnity is furnished, we and the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented by depositary receipts for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

        In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on our claims, requests or instructions.

 IMPORTANT PROVISIONS OF OUR GOVERNING DOCUMENTS AND DELAWARE LAW

Partnership Agreement

        The limited partnership agreement of the Operating Partnership contains voting requirements that limit the possibility that we will be acquired or undergo a change in control, even if some of our stockholders believe that a change would be in our and their best interests. Specifically, the partnership agreement provides that we must have the approval of the holders of a majority of the units of limited partnership interest held by limited partners in order to:

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  merge, consolidate or engage in any combination with another person other than a general partner of the Operating Partnership, or

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  sell all or substantially all of our assets.

Delaware Law and Certain Charter and By-law Provisions

        Our charter and by-laws and certain provisions of the Delaware General Corporation Law may have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt that a stockholder would consider in its best interest. This includes an attempt that might result in a premium over the market price for the shares held by stockholders. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. They are also expected to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging takeover proposals because, among other things, negotiation of takeover proposals might result in an improvement of their terms.

        Delaware Anti-Takeover Law.    We are a Delaware corporation and are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years after the time at which the person became an interested stockholder unless:

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  prior to that time, the board of directors approved either the business combination or transaction in which the stockholder became an interested stockholder; or

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  upon becoming an interested stockholder, the stockholder owned at least 85% of the corporation's outstanding voting stock other than shares held by directors who are also officers and certain employee benefit plans; or

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  the business combination is approved by both the board of directors and by holders of at least 66 2/3% of the corporation's outstanding voting stock at a meeting and not by written consent, excluding shares owned by the interested stockholder.

For these purposes, the term "business combination" includes mergers, asset sales and other similar transactions with an "interested stockholder." "Interested stockholder" means a person who, together with its affiliates and associates, owns, or under certain circumstances has owned within the prior three years, more than 15% of the outstanding voting stock. Although Section 203 permits a corporation to elect not to be governed by its provisions, we have not made this election.

        Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals.    Our by-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or bring other business before an annual meeting of stockholders. This procedure provides that

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  the only persons who will be eligible for election as directors are persons who are nominated by or at the direction of the board of directors, or by a stockholder who has given timely written notice containing specified information to the Secretary prior to the meeting at which directors are to be elected, and

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  the only business that may be conducted at an annual meeting is business that has been brought before the meeting by or at the direction of the Chairman of the board of directors or by a stockholder who has given timely written notice containing specified information to the Secretary of the stockholder's intention to bring the business before the meeting.

        In general, we must receive written notice of stockholder nominations to be made or business to be brought at an annual meeting not less than 120 days prior to the first anniversary of the date of the proxy statement for the previous year's annual meeting, in order for the notice to be timely. The notice must contain information concerning the person or persons to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

        The purposes of requiring stockholders to give us advance notice of nominations and other business include the following:

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  to afford the board of directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business;

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  to the extent deemed necessary or desirable by the board of directors, to inform stockholders and make recommendations about such qualifications or business; and

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  to provide a more orderly procedure for conducting meetings of stockholders.

        Our by-laws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals for action. However, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed. Our by-laws may also discourage or deter a third party from soliciting proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of the nominees or proposals might be harmful or beneficial to us and our stockholders.

        Director Action.    Our charter and by-laws and the Delaware General Corporation Law generally require that a majority of a quorum is necessary to approve any matter to come before the board of directors. Certain matters, including sales of property, transactions with members of the Simon family and related persons and certain affiliates and certain other matters, will also require approval of a majority of the independent directors on the board of directors.

        Director Liability Limitation and Indemnification.    Our charter provides that no director will be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director. This will not, however, eliminate or limit the liability of a director for the following:

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  any breach of the director's duty of loyalty to us and our stockholders;

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  acts or omissions not in good faith;

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  any transaction from which the director derived an improper personal benefit; or

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  any matter in respect of which the director would be liable under Section 174 of the Delaware General Corporation Law.

        These provisions may discourage stockholders' actions against directors. Directors' personal liability for violating the federal securities laws is not limited or otherwise affected. In addition, these provisions do not affect the ability of stockholders to obtain injunctive or other equitable relief from the courts with respect to a transaction involving gross negligence on the part of a director.

        Our charter provides that we shall indemnify to the fullest extent permitted under and in accordance with Delaware law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that

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  he is or was our director or officer, or

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  is or was serving at our request as a director, officer or trustee of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise.

        With respect to such persons, we shall indemnify against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the following standards are met:

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  the person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and,

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  with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        The Delaware General Corporation Law provides that indemnification is mandatory where a director or officer has been successful on the merits or otherwise in the defense of any proceeding covered by the indemnification statute.

        The Delaware General Corporation Law generally permits indemnification for expenses incurred in the defense or settlement of third-party actions or action by or in right of the corporation, and for judgments in third-party actions, provided the following determination is made:

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  the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, or

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  in a criminal proceeding, the person had no reason to believe his or her conduct to be unlawful.

        The determination must be made by directors who were not parties to the action, or if directed by such directors, by independent legal counsel or by a majority vote of a quorum of the stockholders. Without court approval, however, no indemnification may be made in respect of any action by or in right of the corporation in which such person is adjudged liable.

        Under Delaware law, the indemnification provided by statute shall not be deemed exclusive of any rights under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the liability of officers may not be eliminated or limited under Delaware law.

        The right of indemnification, including the right to receive payment in advance of expenses, conferred by our charter is not exclusive of any other rights to which any person seeking indemnification may otherwise be entitled.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

        Our charter contains certain restrictions on the number of shares of capital stock that individual stockholders may own. Certain requirements must be met for us to maintain our status as a REIT, including the following:

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  not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities, during the last half of a taxable year other than the first year, and

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  our capital stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

        In part because we currently believe it is essential for us to maintain our status as a REIT, the provisions of our charter with respect to Excess Stock contain restrictions on the acquisition of our capital stock intended to ensure compliance with these requirements.

        Our charter provides that, subject to certain specified exceptions, no stockholder may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code, more than the ownership limit. The ownership limit is equal to 8%, or 18% in the case of members of the Simon family and related persons, of any class of capital stock. The board of directors may exempt a person from the ownership limit if the board of directors receives a ruling from the Internal Revenue Service or an opinion of tax counsel that such ownership will not jeopardize our status as a REIT.

        Anyone acquiring shares in excess of the ownership limit will lose control over the power to dispose of the shares, will not receive dividends declared and will not be able to vote the shares. In the event of a purported transfer or other event that would, if effective, result in the ownership of shares of stock in violation of the ownership limit, the transfer or other event will be deemed void with respect to that number of shares that would be owned by the transferee in excess of the ownership limit. The intended transferee of the excess shares will acquire no rights in those shares of stock. Those shares of stock will automatically be converted into shares of Excess Stock according to rules set forth in the charter.

        Upon a purported transfer or other event that results in Excess Stock, the Excess Stock will be deemed to have been transferred to a trustee to be held in trust for the exclusive benefit of a qualifying charitable organization designated by us. The Excess Stock will be issued and outstanding stock, and it will be entitled to dividends equal to any dividends which are declared and paid on the stock from which it was converted. Any dividend or distribution paid prior to our discovery that stock has been converted into Excess Stock is to be repaid upon demand. The recipient of the dividend will be personally liable to the trust. Any dividend or distribution declared but unpaid will be rescinded as void with respect to the shares of stock and will automatically be deemed to have been declared and paid with respect to the shares of Excess Stock into which the shares were converted. The Excess Stock will also be entitled to the voting rights as are ascribed to the stock from which it was converted. Any voting rights exercised prior to our discovery that shares of stock were converted to Excess Stock will be rescinded and recast as determined by the trustee.

        While Excess Stock is held in trust, an interest in that trust may be transferred by the purported transferee, or other purported holder with respect to the Excess Stock, only to a person whose ownership of the shares of stock would not violate the ownership limit. Upon such transfer, the Excess Stock will be automatically exchanged for the same number of shares of stock of the same type and class as the shares of stock for which the Excess Stock was originally exchanged.

        Our charter contains provisions that are designed to ensure that the purported transferee or other purported holder of the Excess Stock may not receive in return for such a transfer an amount that reflects any appreciation in the shares of stock for which the Excess Stock was exchanged during the period that the Excess Stock was outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received must be paid over to the trust. If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any Excess Stock may be deemed, at our option, to have acted as an agent on behalf of the trust in acquiring or holding the Excess Stock and to hold the Excess Stock on behalf of the trust.

        Our charter further provides that we may purchase, for a period of 90 days during the time the Excess Stock is held by the trustee in trust, all or any portion of the Excess Stock from the original transferee-stockholder at the lesser of the following:

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  the price paid for the stock by the purported transferee, or if no notice of such purchase price is given, at a price to be determined by the board of directors, in its sole discretion, but no lower than the lowest market price of such stock at any time prior to the date we exercise our purchase option, and

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  the closing market price for the stock on the date we exercise our option to purchase.

The 90-day period begins on the date of the violative transfer or other event if the original transferee-stockholder gives notice to us of the transfer or, if no notice is given, the date the board of directors determines that a violative transfer or other event has occurred.

        Our charter further provides that in the event of a purported issuance or transfer that would, if effective, result in us being beneficially owned by fewer than 100 persons, such issuance or transfer would be deemed null and void, and the intended transferee would acquire no rights to the stock.

        All certificates representing shares of any class of our stock bear a legend referring to the restrictions described above.

        All persons who own, directly or by virtue of the attribution rules of the Internal Revenue Code, more than 5%, or such other percentage as may be required by the Internal Revenue Code or regulations promulgated thereunder, of the outstanding stock must file an affidavit with us containing the information specified in the charter before January 30 of each year. In addition, each stockholder shall, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares as the board of directors deems necessary to comply with the provisions of the charter or the Internal Revenue Code applicable to a REIT.

        The Excess Stock provision will not be removed automatically even if the REIT provisions of the Internal Revenue Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of us without the approval of our board of directors.

FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is based on the opinion of Baker & Daniels LLP, our tax counsel, as to the material United States federal income tax considerations involved in our treatment as a REIT. This discussion is based on:

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  the facts described in the registration statement of which this prospectus supplement is a part;

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  the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code;

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  current, temporary and proposed Treasury regulations promulgated under the Internal Revenue Code;

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  the legislative history of the Internal Revenue Code;

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  current administrative interpretations and practices of the Internal Revenue Service, or IRS; and

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  court decisions,

all as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS, except with respect to the particular taxpayers who requested and received those rulings. Future legislation, treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change. The tax considerations contained in this discussion may be challenged by the IRS, and we have not requested, and do not plan to request, any rulings from the IRS.

        As a condition to the closing of each offering of securities offered by this prospectus, as otherwise specified in the applicable prospectus supplement, our tax counsel will render an opinion to the underwriters of that offering to the effect that, commencing with our taxable year December 31, 1973, we (as one of our predecessors, Corporate Property Investors, Inc.) have been organized in conformity with the requirements for qualification as a REIT, and our method of operation has enabled us to meet, and our proposed method of operation will enable us to continue to meet, the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion will be based on various assumptions and representations that we will make as to factual matters, including representations to be made in a factual certificate to be provided by one of our officers. In addition, this opinion will be based on our factual representations set forth in this prospectus and in the applicable prospectus supplement. Our tax counsel will have no obligation to update its opinion subsequent to the date it is rendered. Moreover, our qualification and taxation as a REIT depend on our ability to meet, through actual annual operating results, asset diversification, distributions and diversity of stock ownership, the various qualification tests imposed by the Code, discussed below, the results of which will not be reviewed by our tax counsel. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy those requirements. Further, the anticipated U.S. Federal income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

        YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

Taxation of U.S. Stockholders

        As used herein, the term "U.S. holder" means a beneficial owner of our common or preferred stock that is for U.S. Federal income tax purposes:

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  an individual who is a citizen or resident of the United States;

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  a corporation or other entity taxable as a corporation for U.S. Federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. Federal income taxation regardless of its source; or

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  a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions. Notwithstanding the preceding sentence, to the extent provided in the Treasury Regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons prior to this date that elect to continue to be treated as U.S. persons, will be considered U.S. holders.

        As used herein, the term "non-U.S. holder" means a beneficial owner of common or preferred stock that is not a U.S. holder other than a partnership. The rules governing U.S. Federal income taxation of non-U.S. holders are complex, and the following discussion is intended only as a summary of such rules. Non-U.S. holders should consult their own tax advisors to determine the impact of U.S. Federal, state and local income tax laws, including any reporting requirements.

        If a partnership is a beneficial owner of our common or preferred stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. Federal income tax consequences of the purchase, ownership and disposition of common or preferred stock.

        This discussion does not address the tax consequences arising under any state, local or foreign law. In addition, this summary does not consider the effect of the U.S. Federal estate or gift tax laws.

        Investors should consult their own tax advisors with respect to the application of the U.S. Federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. Federal estate or gift tax rules or under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

Distributions

        As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, will constitute dividends taxable to our taxable U.S. holders as ordinary income. These distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations. Individual U.S. holders may be eligible for reduced rates of tax to the extent that these distributions constitute "qualified dividend income". Such amounts will be specified in a written notice to stockholders. However, we do not expect a significant portion of the distributions to be eligible for treatment as "qualified dividend income". For purposes of determining whether distributions to holders of common stock are out of current or accumulated earnings and profits, earnings and profits will be allocated first to the outstanding preferred stock and then to the common stock.

        To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. holder. This treatment will reduce the adjusted basis, but not below zero, which each U.S. holder has in his shares of stock for tax purposes by the amount of the distribution in excess of current and accumulated earnings and profits. Such distributions in excess of a U.S. holder's adjusted basis in his shares will be treated as capital gain, provided that the shares have been held as a capital asset, and will be long-term capital gain if the shares have been held for more than one year. Dividends declared in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months shall be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

Capital gain dividends

        Dividends to U.S. holders that are properly designated by us as capital gain dividends will be treated as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the stockholder has held his stock. Dividends designated as capital gains will be taxed to each individual at a rate up to 25% depending on the tax characteristics of the assets which produced such gain and such individual's situation. Corporate stockholders, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

Sunset of reduced tax rate provisions

        The currently applicable provisions of the U.S. Federal income tax laws relating to the 15% rate of capital gain taxation and the applicability of capital gain rates for designated qualified dividend income of REITs are currently scheduled to "sunset" or revert back to provisions of prior law effective for taxable years beginning after December 31, 2010. Upon the sunset of the current provisions, all dividend income of REITs and non-REIT corporations would be taxable at ordinary income rates and capital gains tax would be higher (20% instead of 15%). The impact of this reversion is not discussed herein. U.S. holders are encouraged to consult their tax advisors regarding the effect of these sunset provisions on an investment in common or preferred stock.

Retention of net capital gains

        We may elect to retain and pay income tax on some or all of our undistributed net capital gains, in which case our U.S. holders will include such retained amount in their income. In that event, those U.S. holders would be entitled to a tax credit or refund in the amount of the tax paid by us on the undistributed gain allocated to them, and the U.S. holders would be entitled to increase their tax basis by the amount of undistributed capital gains allocated to them reduced by the amount of the credit.

Passive activity losses and investment interest limitations

        Dividends that we pay and gain arising from the sale or exchange by a U.S. holder of shares of common or preferred stock will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any "passive losses" against this income or gain. Dividends, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of shares, however, will not be treated as investment income except to the extent the stockholder elects to reduce the amount of his net capital gain eligible for the capital gains rate.

Dispositions

        A U.S. holder will recognize gain or loss on the sale or exchange of shares of common or preferred stock to the extent of the difference between the amount realized on such sale or exchange and the holder's adjusted tax basis in such shares. Such gain or loss generally will constitute long-term capital gain or loss if the holder has held such shares for more than one year. Individual taxpayers are generally subject to a maximum tax rate of 15% on long-term capital gain. Losses incurred on the sale or exchange of shares held for six months or less, after applying certain holding period rules, however, will generally be deemed long-term capital loss to the extent of any long-term capital gain dividends received by the U.S. holder and undistributed capital gains allocated to such U.S. holder with respect to such shares.

Tax-exempt holders

        The IRS has ruled that amounts distributed as dividends by a REIT do not constitute unrelated business taxable income when received by a tax-exempt pension trust and certain other tax-exempt entities. Based on that ruling, provided that a tax-exempt stockholder, except certain tax-exempt stockholders described below, has not held its shares as "debt financed property" within the meaning of the Internal Revenue Code and the shares are not otherwise used in an unrelated trade or business, our dividend income will not be unrelated business taxable income to a tax-exempt stockholder. Generally, shares will be treated as "debt financed property" if the acquisition of such shares was financed through a borrowing by the tax-exempt stockholder. Similarly, income from the sale of shares will not constitute unrelated business taxable income unless a tax-exempt stockholder has held its shares as "debt financed property" within the meaning of the Internal Revenue Code or has used the shares in its unrelated trade or business.

        For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Internal Revenue Code Section 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in common or preferred stock will constitute unrelated business taxable income unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset its dividend income. These prospective investors should consult their own tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension held REIT" are treated as unrelated business taxable income as to certain types of trusts which hold more than 10% (by value) of the interests in the REIT. A REIT will not be a "pension held REIT" if it is not "predominantly held" by tax-exempt pension trusts. We do not anticipate that shares of our stock will be predominantly held by tax-exempt pension trusts within the meaning of the Internal Revenue Code and accordingly, we believe that dividends we pay to tax-exempt pension trusts should not be treated as unrelated business taxable income.

Backup withholding and information reporting

        We will report to U.S. holders of our common and preferred stock and the IRS the amount of distributions paid during each calendar year and the amount of tax withheld, if any. Under certain circumstances, U.S. holders may be subject to backup withholding. Backup withholding will apply only if the holder

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  fails to furnish its taxpayer identification number, which, for an individual, would be his Social Security number or furnishes an incorrect taxpayer identification number,

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  is notified by the IRS that it has failed properly to report payments of interest and dividends, or

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  under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct taxpayer identification number and that it has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments.

        Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. holder will be allowed as a credit against such U.S. holder's United States Federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. holders

        The rules governing United States Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of shares of our stock, including any reporting requirements.

        In general, non-U.S. holders of our common or preferred stock will be subject to regular United States Federal income tax with respect to their investment in us if such investment is "effectively connected" with the non-U.S. holder's conduct of a trade or business in the United States. A corporate non-U.S. holder that receives income that is, or is treated as, effectively connected with a United States trade or business may also be subject to the branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to regular United States corporate income tax. The following discussion will apply to non-U.S. holders whose investment is not so effectively connected. We expect to withhold United States income tax, as described below, on the gross amount of any distributions paid to a non-U.S. holder unless (i) the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is "effectively connected" or (ii) certain other exceptions apply.

Distributions

        A distribution by us that is not attributable to gain from our sale or exchange of a U.S. real property interest, or "USRPI," within the meaning of the Foreign Investment in Real Property Act, or "FIRPTA," and that is not designated by us as a capital gain dividend will be treated as an ordinary income dividend to the extent made out of current or accumulated earnings and profits. Generally, an ordinary income dividend will be subject to tax at the rate of 30% of the gross amount of the distribution unless such tax is reduced or eliminated by an applicable tax treaty. A distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a non-U.S. holder's basis in its shares of our stock, but not below zero, and then as gain from the disposition of such shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares. We are required to withhold from distributions to non-U.S. holders, and to remit to the IRS, 30% of the amount of ordinary dividends or such lower amount specified by an applicable treaty. We may be required to withhold at least 10% of any distribution even if a lower treaty rate applies (if our common stock constituted a USRPI), and a distribution in excess of our earnings and profits may be subject to 30% dividend withholding if, at the time of the distribution, it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. As discussed below, we believe our shares are not currently a USRPI. However, a non-U.S. holder may seek a refund of amounts withheld from its distribution if the amount withheld with respect to the distribution is more than its U.S. tax liability with respect to such distribution.

        Distributions that are attributable to gains from our sale or exchange of a USRPI will be taxed in the manner described in the preceding paragraph if the non-U.S. holder did not own more than 5% of the class of stock with respect to which the distribution was made at any time during the one-year period ending on the date the distribution was made and if the class of stock is regularly traded on an established securities market located in the United States.

        Distributions that are attributable to gain from our sale or exchange of a USRPI will be taxed to a non-U.S. holder under FIRPTA if such non-U.S. holder owns more than 5% of the class of stock with respect to which such distribution was made at any time during the one-year period ending on the date of such distribution. Distributions that are subject to FIRPTA are taxed to a non-U.S. holder as if such distributions were gains "effectively connected" with a United States trade or business. Accordingly, a non-U.S. holder will be taxed at the normal capital gain rates applicable to a U.S. holder on such amounts, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a corporate non-U.S. holder that is not entitled to a treaty exemption. We will be required to withhold from distributions subject to FIRPTA, and remit to the IRS, 35% of designated capital gain dividends, or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends. In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions not withheld against, will be treated as capital gain dividends for purposes of withholding. It should be noted that the 35% withholding tax rate on capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but it is higher than the maximum rate on capital gains of individuals.

        Tax treaties may reduce our withholding obligations. If the amount we withhold from a distribution exceeds the non-U.S. holder's tax liability, the non-U.S. holder may, if timely filed, request a refund of such excess from the IRS.

Dispositions

        Unless the shares of our stock constitutes a USRPI within the meaning of FIRPTA or are effectively connected with a U.S. trade or business, a sale of such shares by a non-U.S. holder generally will not be subject to U.S. Federal income taxation. Our shares will not constitute a USRPI if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We believe that we are a domestically controlled REIT, and therefore that the sale of shares of common stock will not be subject to taxation under FIRPTA. However, because our shares are publicly traded, no assurance can be given that we are or will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, a non-U.S. holder's sale of shares would not be subject to tax under FIRPTA as a sale of a United States real property interest if the shares were "regularly traded", as defined by applicable Treasury Regulations, on an established securities market, e.g., the New York Stock Exchange, on which our common stock is listed and if the selling stockholder's interest constitutes 5% or less of the fair market value of all of our common stock during the five-year period preceding the disposition. If the gain on the sale of our shares were subject to taxation under FIRPTA, the non-U.S. holder would be subject to the same treatment as a U.S. holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In any event, a purchaser of our common stock from a non-U.S. holder will not be required under FIRPTA to withhold on the purchase price if the purchased shares are "regularly traded" on an established securities market and such non-U.S. holder owns directly or indirectly at all times during a specified testing period 5% or less of the value of such class of stock, or if we are a domestically controlled REIT. Otherwise, under FIRPTA, the purchaser of the common stock may be required to withhold 10% of the purchase price and remit such amount to the IRS. Notwithstanding the foregoing, capital gain not subject to FIRPTA will be taxable to a non-U.S. holder if the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on such individual's capital gains.

        Additional issues may arise pertaining to information reporting and backup withholding with respect to non-U.S. holders of shares of our stock. Non-U.S. holders should consult their tax advisors with respect to any such information reporting and backup withholding requirements.

Taxation as a REIT

General

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code. We believe we have been organized and operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code. We intend to continue to operate in this manner. However, our qualification and taxation as a REIT depend upon our ability to meet, through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code. Accordingly, there is no assurance that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See "—Taxation as a REIT—Failure to qualify."

        The sections of the Internal Revenue Code that relate to the qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Internal Revenue Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, relevant rules and regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code.

        If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on net income that we currently distribute to our stockholders. This treatment substantially eliminates the "double taxation," once at the corporate level when earned and once again at the stockholder level when distributed, that generally results from investment in a corporation. However, we will be subject to federal income tax as follows:

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  We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

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  We may be subject to the "alternative minimum tax" on our items of tax preference under certain circumstances.

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  If we have (1) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business; or (2) other specified nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on any net income from such foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test (as described below). Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (a) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (b) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (c) for which such REIT makes an election to treat the property as foreclosure property.

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  We will be subject to a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

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  If we fail to satisfy the 75% gross income test or the 95% gross income test (discussed below) but have maintained qualification as a REIT because we satisfied certain other requirements, we will be subject to a 100% tax on an amount equal to (1) the gross income attributable to the greater of (i) the amount by which we fail the 75% gross income test, discussed below and (ii) the amount by which we fail the 95% gross income test discussed below (2) multiplied by a fraction intended to reflect our profitability.

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  If we fail to satisfy any of the REIT asset tests (other than the 5% or 10% asset tests described below) by more than a de minimis amount, due to reasonable cause and not due to willful neglect, and we nonetheless maintain REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

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  If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income or asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain REIT qualification but it will be required to pay a penalty of $50,000 for each such failure.

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in "—Taxation as a REIT—Requirements for qualification."

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  We will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed, or deemed distributed, during each calendar year. The required distribution for a calendar year equals the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

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  If we acquire any asset from a corporation which is or has been a C corporation, i.e., generally a corporation subject to full corporate-level tax, in a transaction such as a merger or other reorganization in which the basis of the acquired asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, then the acquired asset will be treated as a built-in gain asset. If we subsequently recognize gain on the disposition of the built-in gain asset during the ten-year period beginning on the date on which we acquired the asset, then we will generally be subject to tax at the highest regular corporate tax rate on this gain to the extent of the built-in gain. The built-in gain is equal to the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the beginning of the ten-year period. The results described in this paragraph with respect to the recognition of built-in gain assume that the C corporation from which the built-in gain asset was acquired will not make an election pursuant to Section 1.337(d)-7(c)(5) of the Treasury Regulations. An election pursuant to Section 1.337(d)-7(c)(5) of the Treasury Regulations would cause the C corporation to recognize gain as if it had sold the property acquired by us to an unrelated party at fair market value. In the event of such an election, the property acquired by us would not be treated as a built-in gain asset and we would not be subject to a corporate level tax if we sold the property within ten years.

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  We could be subject to a 100% tax attributable to certain non-arm's length transactions with any of our taxable REIT subsidiaries or with tenants that receive services from such taxable REIT subsidiaries.

Requirements for qualification

        The Internal Revenue Code defines a REIT as a corporation, trust or association that:

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  is managed by one or more trustees or directors;

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  issues transferable shares or transferable certificates to evidence its beneficial ownership;

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  would be taxable as a domestic corporation, but for Sections 856 through 859 of the Internal Revenue Code;

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  is not a financial institution or an insurance company within the meaning of certain provisions of the Internal Revenue Code;

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  is beneficially owned by 100 or more persons;

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  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities, during the last half of each taxable year; and

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  meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Internal Revenue Code provides that the first four conditions must be met during the entire taxable year and that the fifth condition must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. The fifth and sixth conditions do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of the sixth condition, pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception with respect to pension funds.

        We believe we have satisfied each of the above conditions. In addition, our charter provides for restrictions regarding ownership and transfer of shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described above. These ownership and transfer restrictions are described in "Restrictions on ownership and transfer." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements. If we fail to satisfy these share ownership requirements, our status as a REIT will terminate unless we are eligible for specified relief provisions as described below. However, if we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in the sixth condition, we will be treated as having met this requirement.

        In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of interests in partnerships and qualified REIT subsidiaries

        In the case of a REIT which is a partner in a partnership, the Treasury Regulations provide that the REIT will be deemed to own its proportionate share, generally in proportion to its capital interest in such partnership, of the assets of the partnership. Also, the REIT will be deemed to be entitled to the income of the partnership attributable to its proportionate share, based on its capital interest, of such assets. The character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the Operating Partnership's assets and items of income, including our share of these items of any partnership in which the Operating Partnership owns an interest, are treated as our assets and items of income for purposes of applying the requirements described in this prospectus, including the income and asset tests described below. We have included a brief summary of the rules governing the federal income taxation of partnerships and their partners below in "—Tax aspects of partnerships and joint ventures." We have direct control of the Operating Partnership and will continue to operate the Operating Partnership consistent with the requirements for our qualification as a REIT. However, the Operating Partnership has non-managing ownership interests in certain joint ventures. If a joint venture takes or expects to take actions which could jeopardize our status as a REIT or subject us to tax, the Operating Partnership may be forced to dispose of its interest in such joint venture. In addition, it is possible that a joint venture could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow the Operating Partnership to dispose of our interest in the joint venture or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless certain mitigation provisions applied.

        We own 100% of the stock of several subsidiaries that are qualified REIT subsidiaries and we may acquire stock of one or more new subsidiaries. A corporation will qualify as a qualified REIT subsidiary if we hold 100% of its stock directly and we do not elect to treat the subsidiary as a taxable REIT subsidiary. A qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as our assets, liabilities and such items, as the case may be, for all purposes of the Internal Revenue Code, including the REIT qualification tests. For this reason, references under "—Taxation as a REIT" to our income and assets include the income and assets of each qualified REIT subsidiary. A qualified REIT subsidiary will not be subject to federal income tax, and our ownership of the voting stock of a qualified REIT subsidiary will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the value or total voting power of such issuer or more than 5% of the value of a REIT's total assets, as described below under "—Taxation as a REIT—Asset tests."

Ownership of interests in taxable REIT subsidiaries

        The Internal Revenue Code provides that REITs may own more than ten percent of the voting power and value of securities in taxable REIT subsidiaries. A corporation is treated as a taxable REIT subsidiary if a REIT owns stock in the corporation and the REIT and the corporation jointly elect such treatment. In the event such an election is made, any corporation of which the taxable REIT subsidiary owns 35% of the total voting power or value of the outstanding securities is also treated as a taxable REIT subsidiary. A taxable REIT subsidiary is a corporation subject to U.S. Federal income tax as a regular "C" corporation and, where applicable, state and local corporate income taxes.

        Although the activities and income of taxable REIT subsidiaries are subject to tax, taxable REIT subsidiaries are permitted to engage in certain activities that the REIT could not engage in itself. Additionally, under certain limited conditions, a REIT may receive income from a taxable REIT subsidiary that would be treated as rent. See the discussion under "—Taxation as a REIT—Income tests" below. As discussed more fully under "—Taxation as a REIT—Asset tests" below, not more than 20% (25% for taxable years beginning after December 31, 2008) of the fair market value of a REIT's assets can be composed of securities of taxable REIT subsidiaries and stock of a taxable REIT subsidiary is not a qualified asset for purposes of the 75% asset test.

        The amount of interest on related party debt a taxable REIT subsidiary may deduct is limited. Further, a 100% excise tax applies to any interest payments by a taxable REIT subsidiary to its affiliated REIT to the extent the interest rate is set above a commercially reasonable level. A taxable REIT subsidiary is permitted to deduct interest payments to unrelated parties without any such restrictions, although other interest deduction limitation rules could apply.

        The Internal Revenue Code allows the IRS to reallocate costs between a REIT and its taxable REIT subsidiary. Any deductible expenses allocated away from a taxable REIT subsidiary would increase its tax liability, and the amount of such increase would be subject to interest charges. Further, any amount by which a REIT understates its deductions and overstates those of its taxable REIT subsidiary will, subject to certain exceptions, be subject to a 100% excise tax.

Affiliated REITs

        The Operating Partnership indirectly owns more than 99% of the outstanding equity of Retail Property Trust, a Massachusetts business trust, and Simon Kravco LLC, a Delaware limited liability company, each of which has elected to be taxed as a REIT. Each of these subsidiaries must meet the REIT qualification tests discussed above. Each of them may be subject to tax on certain of its income as discussed above. See "—Taxation as a REIT—General." The failure of any or all of them to qualify as a REIT could cause us to fail to qualify as a REIT because we would own more than 10% of the voting securities and value of an issuer that was not a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary unless certain mitigation provisions applied. We believe that each of these subsidiaries has been organized and operated in a manner that will permit us to qualify as a REIT.

Income tests

        We must satisfy two gross income requirements annually to maintain qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from investments relating to real property or mortgages on real property, including "rents from real property," dividends from other REITs (but not taxable REIT subsidiaries), and, in certain circumstances, income from certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from these real property investments, dividends, including dividends from taxable REIT subsidiaries, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents

        Rents we receive will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

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  the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales;

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  except for rents received from a taxable REIT subsidiary as discussed below, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns, in the case of a corporate tenant, 10% or more of the stock by vote or value of such tenant, and, in the case of any other tenant, 10% or more of the profits or capital of such tenant;

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  if such rent is received from a taxable REIT subsidiary with respect to any property, no more than 10% of the leased space at the property may be leased to taxable REIT subsidiaries and related party tenants and rents received from such property must be substantially comparable to rents paid by other tenants, except related party tenants, of the REIT's property for comparable space;

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  if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to personal property will not qualify as "rents from real property;" and

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  for rents received to qualify as "rents from real property," the REIT generally must not furnish or render services to the tenants of the property, subject to a 1% de minimis exception, other than through an independent contractor from whom the REIT derives no revenue or through a taxable REIT subsidiary. The REIT may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property.

        We do not and will not, and as the general partner of the Operating Partnership will not permit the Operating Partnership to:

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  charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a percentage of receipts or sales, as described above;

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  lease any property to a related party tenant unless we determine that the income from such lease would not jeopardize our status as a REIT;

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  lease any property to a taxable REIT subsidiary, unless we determine not more than 10% of the leased space at such property is leased to related party tenants and our taxable REIT subsidiaries and the rents received from such lease are substantially comparable to those received from other tenants, except rent from related party tenants, of us for comparable space;

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  derive rental income attributable to personal property, other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

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  perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom the Operating Partnership derives no revenue or through a taxable REIT subsidiary, unless we determine that the income from such services would not jeopardize our qualification as a REIT.

        Although members of the Simon family may own up to a 10% interest in the Operating Partnership's tenants, the Simon family does not currently own a sufficient interest to cause any of such tenants to become a related party tenant with the exception of one small tenant in Circle Center Mall in Indianapolis, Indiana. Income from a related party tenant does not qualify in satisfying the 75% income test or the 95% income test. As previously indicated, the Operating Partnership will not lease property to any related party tenant unless it determines that the income from such tenant would not jeopardize our status as a REIT.

        Although the Operating Partnership and other of our affiliates will perform all development, construction and leasing services for, and will operate and manage, wholly-owned properties directly without using an "independent contractor," we believe that, in almost all instances, the only services to be provided to lessees of these properties will be those usually or customarily rendered in connection with the rental of space for occupancy only. To the extent any non-customary services are provided, such services shall generally, but not necessarily in all cases, be performed by a taxable REIT subsidiary. In any event, we intend that the amounts we receive for non-customary services that may constitute "impermissible tenant service income" from any one property will not exceed 1% of the total amount collected from such property during the taxable year.

        A REIT is subject to a 100% excise tax on any rents it receives from tenants receiving services from a taxable REIT subsidiary to the extent such rents are above the amount that would be charged to tenants not receiving such services, unless:

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  the taxable REIT subsidiary provides a substantial amount of services to third parties at the same prices offered to tenants of the REIT;

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  rents for comparable leased space at the REIT's property received from tenants not receiving such services and leasing at least 25% of the REIT's net leasable space are comparable to rents charged to tenants who receive services from the taxable REIT subsidiary and charges for such services are separately stated; or

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  income from the taxable REIT subsidiary providing services to the REIT's tenants is at least 150% of the direct costs of providing the services.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. Generally, we may avail ourselves of the relief provisions if:

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  following our identification of the failure to meet these tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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  our failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "—Taxation as a REIT—General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our excess net income. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodic monitoring of our income.

Hedging transactions and foreign currency gain

        The Operating Partnership enters into hedging transactions with respect to one or more of its assets or liabilities in the ordinary course of its business. Hedging transactions take a variety of forms, including interest rate swaps or cap agreements, options, futures, contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (i) entered into on or after January 1, 2005, and made in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by the Operating Partnership to acquire or own real estate assets will not constitute gross income for purposes of the 95% gross income test or (ii) entered into after July 30, 2008, primarily to manage the risk of interest rate or price changes or currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests (or any property which generates such income or gain), which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will not constitute gross income for both of the 95% gross income test and the 75% gross income test. To the extent the Operating Partnership enters into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. The Operating Partnership intends to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

        As a result of the Operating Partnership's interests in overseas real estate it also recognizes income from foreign currency gain. Income from foreign currency gain recognized by the Operating Partnership with respect to any item of income paid or accrued in a foreign currency is treated as qualifying income under the 75% and 95% gross income tests to the extent that the underlying income so qualifies.

Asset tests

        At the close of each quarter of our taxable year, we also must satisfy three tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, including stock of other REITs, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a long-term (at least five years) public debt offering, but only for the one-year period beginning on the date we receive such proceeds. Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset test. Third, not more than 20% (25% for taxable years commencing after December 31, 2008) of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries, and except with respect to taxable REIT subsidiaries and qualified REIT subsidiaries, of the investments included in the 25% asset class, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of any one issuer's outstanding voting securities or more than 10% of the total value of any one issuer's outstanding securities other than certain securities qualifying as "straight debt" and other excluded securities, as described in the Internal Revenue Code, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. Additionally, (i) our interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (ii) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test, and (iii) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of our interest as a partner in the partnership.

        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, including an increase in our interests in assets held, directly or indirectly, by the Operating Partnership, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We believe we have maintained and will continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within the 30 days after the close of any quarter as may be required to cure any noncompliance. For taxable years commencing on or after January 1, 2005, if we fail to satisfy the 5% or 10% asset tests described above after the 30 day cure period, we will be deemed to have met such tests if (1) the value of our non-qualifying assets does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, (2) we dispose of the non-qualifying assets (or otherwise cure our failure to meet the asset test) within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued and (3) we disclose certain information to the IRS. For violations due to reasonable cause and not willful neglect that are in excess of the de minimis exception described above, we may avoid disqualification as a REIT under any of the asset tests, after the 30 day cure period, by taking steps including (1) disposing of the non-qualifying assets (or otherwise curing our failure to meet the asset test) within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets, and (3) disclosing certain information to the IRS. If we cannot avail ourselves of these relief provisions, or if we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT.

Annual distribution requirements

        To maintain qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the difference between (1) the sum of 90% of our "REIT taxable income," computed without regard to the dividends paid deduction and net capital gain, and 90% of our after tax net income, if any, from foreclosure property, and (2) the amount of certain items of non-cash income, i.e., income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable, in excess of 5% of "REIT taxable income." In addition, if we are allocated any built-in gain as a result of the disposition during the restriction period of any asset subject to the built-in gain rules, then we will be required to distribute at least 90% of such built-in gain less the amount of tax we incurred as a result of such gain.

        Dividends declared and payable to stockholders of record in the last three months of any year must be paid by the end of January of the year following the taxable year in which the dividends were declared, unless they were declared before the due date of our tax return for the taxable year in which they were declared. If they were declared before such due date, whether declared in the last three months of the year or otherwise, they must be distributed on or before the end of January of the following taxable year, or, if later, the earlier of the first regular dividend payment after the declaration or the close of the taxable year following the taxable year to which they relate. The amount distributed must not be preferential. This means that every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class. We believe we have made and will continue to make timely distributions sufficient to satisfy these annual distribution requirements.

        We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we should generally have sufficient cash or liquid assets to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, in order to meet the distribution requirements, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends. To the extent we satisfy the distribution requirements but distribute less than 100% of the net capital gain or 100% of our REIT taxable income, we will be subject to tax on such income at regular corporate rates.

        Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

        Furthermore, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we should fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

Property transfers

        Any gain we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by the Operating Partnership, either directly or through its subsidiary partnerships, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. However, the Internal Revenue Code provides a safe harbor pursuant to which limited sales of properties held at least four years and meeting certain additional requirements will not be treated as prohibited transactions. In the case of sales made after July 30, 2008, the required holding period has been reduced to two years, and one of the other requirements has been modified in a manner that may permit us to qualify more sales under the safe harbor provisions. Nevertheless, compliance with the safe harbor is not always practical. We intend to hold properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning properties and to make occasional sales of the properties as are consistent with our investment objectives. However, the IRS may successfully contend that some or all of the sales the Operating Partnership or its subsidiaries make are prohibited transactions. We would be subject to the 100% penalty tax on our allocable share of the gains resulting from any such sales.

Failure to qualify

        In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than violations of the REIT gross income or asset tests, as described above, for which other specified cure provisions are available), we would be entitled to retain our status as a REIT if (1) the violation is due to reasonable cause and not due to willful neglect, and (2) we pay a penalty of $50,000 for each failure to satisfy the provisions. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us and we will not be required to distribute any amounts to our stockholders. As a result, our failure to qualify as a REIT would reduce the cash available for distribution to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income to the extent of our current and accumulated earnings and profits, and subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction and non-corporate stockholders may be eligible for reduced rates of tax on dividend distributions. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax aspects of partnerships and joint ventures

General

        Substantially all of our income-producing properties are held directly or indirectly through the Operating Partnership. In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We include in our income our proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held through partnerships. See "—Taxation as a REIT—Ownership of interests in partnerships and qualified REIT subsidiaries."

Entity classification

        Our interests in partnerships, including joint ventures, involve special tax considerations, including the possibility of a challenge by the IRS of the status of a partnership as a partnership as opposed to an association taxable as a corporation for federal income tax purposes. If a partnership were treated as an association, it would be taxable as a corporation and therefore be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and preclude us from satisfying the asset tests and possibly the income tests. See "—Taxation as a REIT—Asset tests" and "—Taxation as a REIT—Income tests". This, in turn, would prevent us from qualifying as a REIT. See "—Taxation as a REIT—Failure to qualify" for a discussion of the effect of a failure to meet these tests for a taxable year. In addition, a change in a partnership's status for tax purposes might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

        Treasury Regulations provide that a domestic business entity not otherwise classified as a corporation and which has at least two members will be taxed as a partnership for federal income tax purposes unless it elects to be treated as a corporation. In addition, such an entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. The Operating Partnership and each of its subsidiary partnerships have claimed classification as a partnership, and, as a result, we believe such partnerships will be classified as partnerships for federal income tax purposes.

        The Treasury Regulations also provide that certain specified foreign entities are taxed as corporations. Foreign entities with two or more members are taxed as partnerships if (a) at least one of the members has unlimited liability for the liabilities of the entity or (b) the entity elects to be taxed as a partnership. Each foreign entity having two or more members in which we are treated as an owner for tax purposes has elected to be taxed as a partnership or as a taxable REIT subsidiary. Certain foreign entities with only one member are also taxed as corporations unless the entity elects to have its existence as separate from its member disregarded for tax purposes. Each such single member entity has elected either to be treated as a disregarded entity or to be taxed as a taxable REIT subsidiary.

Allocations of partnership income, gain, loss and deduction

        A partnership is not a taxable entity for federal income tax purposes. Rather, a partner is required to take into account its allocable share of a partnership's income, gains, losses, deductions and credits for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any distributions from the partnership. Although a partnership agreement will generally determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder as to substantial economic effect.

        If an allocation is not recognized for federal income tax purposes because it does not have substantial economic effect, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of our taxable income and loss and those of our subsidiary partnerships are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

State and local tax considerations

        We are, and our stockholders may be, subject to state or local taxation in various state or local jurisdictions where we, our affiliates and our stockholders transact business or reside. The state and local tax treatment of us and our investors may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on their investment.

Possible Federal tax developments

        The rules dealing with federal income taxation are constantly under review by the IRS, the Treasury Department and Congress. New federal tax legislation or other provisions may be enacted into law or new interpretations, rulings or Treasury Regulations could be adopted, all of which could affect the taxation of us, our affiliated entities and our stockholders. No prediction can be made as to the likelihood of passage of any new tax legislation or other provisions either directly or indirectly affecting us or our stockholders. Consequently, the tax treatment described herein may be modified prospectively or retroactively by legislative action.

        The preceding discussion of certain U.S. Federal income tax considerations is for general information only and is not tax advice. Accordingly, you should consult your own tax adviser as to particular tax consequences to you of purchasing, holding and disposing of the shares of our common stock, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

 LEGAL MATTERS

        Unless otherwise specified in a prospectus supplement, the validity of the securities offered hereby and certain federal income tax matters will be passed upon for us by Baker & Daniels LLP, Indianapolis, Indiana and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule incorporated by reference or included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

        Pursuant to our charter and bylaws, we will indemnify any of our officers or directors who is made or threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was an officer or director to the fullest extent permitted by Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

        This prospectus may contain or incorporate forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by our use of the words "believes," "anticipates," "plans," "expects," "may," "will," "intends," "estimates" and similar expressions, whether in the negative or affirmative. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Those risks and uncertainties incidental to the ownership and operation of commercial real estate include, but are not limited to: national, international, regional and local economic climates, competitive market forces, changes in market rental rates, trends in the retail industry, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks associated with acquisitions, the impact of terrorist activities, environmental liabilities, maintenance of REIT status, the availability of financing, changes in market rates of interest, and exchange rates for foreign currencies. We have included important factors in the cautionary statements contained or incorporated in this prospectus, particularly under the heading "Risk Factors" in our Annual Report on Form 10-K and other periodic reports, that we believe could cause our actual results to differ materially from the forward-looking statements that we make. We do not intend to update information contained in any forward-looking statement we make.

 INCORPORATION OF INFORMATION WE FILE WITH THE SEC

        The SEC allows us to "incorporate by reference" the information we file with them, which means:

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  incorporated documents are considered part of the prospectus;

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  we can disclose important information to you by referring you to those documents; and

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  information that we file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated in this prospectus.

        Our Exchange Act filing number is 1-14469.

        The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and any future filings we make with the SEC under Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with the SEC rules) until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated:

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  Annual Report on Form 10-K for the year ended December 31, 2008;

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  Current Report on Form 8-K filed February 13, 2009; and

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  The description of the shares of common stock contained in the Registration Statement on Form 8-A/A filed on September 24, 1998, including any amendment or report filed for the purpose of updating such description.

        To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write us at the following address: Simon Property Group, 225 West Washington Street, Indianapolis, IN 46204, Attention: Investor Relations (317/685-7330).

PROSPECTUS

SIMON PROPERTY GROUP, L.P.

Debt Securities

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission under a "shelf" registration or continuous offering process. We may offer the non-convertible investment grade debt securities described in this prospectus in one or more offerings. The debt securities will be our direct unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We may offer the debt securities separately or together, in separate series and in amounts, at prices and on terms described in one or more supplements to this prospectus and other offering material.

        We may offer and sell these debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        This prospectus describes some of the general terms that may apply to these debt securities. The specific terms of any debt securities to be offered, and any other information relating to a specific offering, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part, in a supplement to this prospectus, in other offering material related to the debt securities or may be set forth in one or more documents incorporated by reference in this prospectus.

        You should read carefully both this prospectus and any prospectus supplement or other offering material before you invest. This prospectus may be used to offer and sell debt securities only if accompanied by a prospectus supplement.

        THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 The date of this prospectus is March 9, 2009.

 ABOUT THIS PROSPECTUS

        This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any other offering material may also add to, update or change information contained in the prospectus or in documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities.

        We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference room in Washington, D.C. The SEC's address in Washington, D.C. is 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

        We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. For further information on us, our affiliates and the securities being offered, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

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 WHO WE ARE

        Simon Property Group, L.P. owns, develops and manages retail real estate properties, primarily regional malls, Premium Outlet® centers, The Mills® and community/lifestyle shopping centers. We are a majority-owned subsidiary of Simon Property Group, Inc. which has elected to be treated as a real estate investment trust, or REIT, for United States federal income tax purposes. Simon Property's common stock is listed on the New York Stock Exchange under the symbol "SPG."

        The core of our business originated with the shopping center businesses of Melvin Simon, Herbert Simon, David Simon and other members and associates of the Simon family. We have grown significantly by acquiring properties and merging with other real estate companies, including our 1996 merger with DeBartolo Realty Corporation, our 1998 combination with Corporate Property Investors, Inc., our 2004 acquisition of Chelsea Property Group, Inc. and our 2007 acquisition of a 50% interest in the joint venture that acquired The Mills Corporation, or Mills.

        As of December 31, 2008, we owned or held an interest in 324 income-producing properties in the United States, which consisted of 164 regional malls, 16 additional regional malls acquired in the Mills acquisition, 40 Premium Outlet centers, 16 The Mills, 74 community/lifestyle centers, and 14 other shopping centers or outlet centers in 41 states and Puerto Rico. In addition, we also own interests in four parcels of land in the United States held for future development. Internationally as of December 31, 2008, we had ownership interests in 52 European shopping centers (France, Italy and Poland); seven Premium Outlet centers in Japan; one Premium Outlet center in Mexico; one Premium Outlet center in South Korea; and one shopping center in China. Also, through joint venture arrangements we have ownership interests in the following properties under development internationally: a 24% interest in two shopping centers in Italy, a 40% interest in a Premium Outlet Center in Japan, and a 32.5% interest in three additional shopping centers under construction in China.

        We were formed on November 18, 1993 as a Delaware limited partnership. Simon Property is our sole general partner. Our principal executive offices are located at 225 West Washington Street, Indianapolis, Indiana 46204. Our telephone number is (317) 636-1600. Our Internet website address is www.simon.com. The information in our website is not incorporated by reference into this prospectus.

        If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

        In this prospectus, the "Operating Partnership" and the terms "we," "us" and "our" refer to Simon Property Group, L.P. and its subsidiaries. "Simon Property" refers specifically to our sole general partner, Simon Property Group, Inc.

USE OF PROCEEDS

        We expect to use the net proceeds from the sale of debt securities for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific offering. Our general corporate purposes may include repaying debt, financing capital commitments and financing future acquisitions. If we decide to use the net proceeds from an offering in some other way, we will describe the use of the net proceeds in the prospectus supplement for that offering.

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 DESCRIPTION OF SECURITIES BEING OFFERED

        The securities offered by this prospectus will be investment grade debt securities issued under an Indenture dated as of November 26, 1996 (the "Indenture"), among us, The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee, and a former affiliate, as guarantor. The former affiliate was subsequently merged into the Operating Partnership.

        As used in this prospectus, "debt securities" means the debt securities that we issue and that the trustee authenticates under the Indenture. Capitalized terms used but not defined under this prospectus have the meanings given to them in the Indenture.

        We have summarized material terms and provisions of the Indenture below. The following summary is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the Indenture. We have included references to section numbers of the Indenture so that you can easily locate the summarized provisions. If you would like more information on any of these provisions, you should read the relevant sections of the Indenture. We have included a copy of the Indenture as an exhibit to our registration statement relating to the debt securities. See "Where You Can Find More Information."

        The debt securities will be "investment grade" securities, meaning at the time of the offering of one or more series of debt securities, at least one nationally recognized statistical rating organization (as defined in the Exchange Act) has rated such series of debt securities in one of its generic rating categories that signifies investment grade. Typically the four highest rating categories of a rating agency, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. An investment grade rating is not a recommendation to buy, sell or hold securities, is subject to revision or withdrawal at any time by the assigning entity, and should be evaluated independently of any other rating.

        The debt securities will not be convertible into or exchangeable for any capital stock of Simon Property or any equity interest in us.

Terms of the Debt Securities

        The Indenture does not limit the amount of debt securities we may issue under it. We may issue debt securities from time to time, without limit as to aggregate principal amount and in one or more series. The terms of each series of debt securities will be established in a resolution of the board of directors of our general partner or in one or more supplemental indentures. Without the consent of the holders of the debt securities, we may issue multiple series of debt securities with different terms or "reopen" a previous series of debt securities and issue additional debt securities of that series. (Section 301). The terms of the debt securities include those provisions contained in the Indenture, the supplemental indenture relating to a series of debt securities and those made a part of the Indenture by reference to the Trust Indenture Act of 1939.

        The prospectus supplement relating to a series of debt securities being offered will include the specific terms of those debt securities and may include modifications of or additions to the general terms described in this prospectus. The specific terms will include:

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  the title of the debt securities;

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  the aggregate principal amount of the debt securities and whether there is any limit on the aggregate principal amount that we may subsequently issue;

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  the percentage of the principal amount at which the debt securities will be issued;

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  the principal amount payable whether at maturity or upon earlier acceleration, and whether the principal amount will be determined with reference to an index, formula or other method;

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  the date or dates on which the principal of the debt securities will be payable, or the manner in which the payment date or dates will be determined;

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  whether the debt securities will bear interest at a fixed or variable rate or not at all and, as applicable:

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  the interest rate or the manner in which the interest rate is determined,

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  the date or dates from which any interest will accrue, or the method for determining such date or dates,

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  the basis upon which interest shall be calculated if other than a 360-day year of twelve 30-day months,

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  the record dates and interest payment dates for the debt securities, or the method(s) of determining such dates, and

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  the first interest payment date.

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  the places where payments on the debt securities will be payable and where the debt securities may be surrendered for registration of transfer or exchange;

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  any provision that would obligate or permit us to repurchase, redeem or repay some or all of the debt securities, including any sinking fund requirements;

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  the redemption period or periods, redemption price or prices and the terms and conditions upon which the debt securities may be redeemed, if any;

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  whether the debt securities are denominated or payable in a foreign currency, units of two or more foreign currencies or a composite currency or currencies, and the related terms, conditions and consequences;

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  any deletions from, modifications of or additions to the events of default or our covenants with respect to the debt securities;

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  whether the debt securities will be issued in certificated or book-entry form, and the identity of the depositary for debt securities issued in book-entry form;

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  whether the debt securities will be in registered or bearer form, and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the debt securities in either form;

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  the applicability, if any, of the defeasance and covenant defeasance options described under "—Discharge, Defeasance and Covenant Defeasance" and any modifications of these provisions;

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  whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person for specified taxes, assessments or other governmental charges and, if so, whether we have the option to redeem the affected debt securities rather than pay the additional amounts;

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  with respect to any debt securities that provide for optional redemption or prepayment upon the occurrence of certain events (such as a change of control),

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  the possible effects of such provisions on the market price of the our securities or in deterring certain mergers, tender offers or other takeover attempts, and our intention to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with these provisions,

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  whether the occurrence of the specified events may give rise to cross-defaults on other indebtedness such that payment on the debt securities may be effectively subordinated, and

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    •
    the existence of any limitation on our financial or legal ability to repurchase such debt securities upon the occurrence of such an event (including, if true, the lack of assurance that such a repurchase can be effected) and the impact, if any, under the Indenture of such a failure, including whether and under what circumstances such a failure may constitute an Event of Default; and

  •
  any other material terms of the debt securities.

        You should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to a series of debt securities will describe these considerations, if they apply.

        One or more series of debt securities may provide that if their maturity is accelerated, the amount due and payable will be less then their stated principal amount. These are referred to as "Original Issue Discount Securities". The prospectus supplement relating to any debt securities issued as Original Issue Discount Securities will describe, if material or applicable, the special U.S. Federal income tax consequences, accounting and other special considerations that you should consider before purchasing them.

Denominations, Interest, Registration and Transfer

        We will issue each series of debt securities in fully registered form without coupons and/or in bearer form with or without coupons, as described in the applicable prospectus supplement. The Indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

        Unless the applicable prospectus supplement states otherwise, debt securities issued in fully registered form will be issued in denominations of $1,000 and any integral multiple thereof and debt securities issued in bearer form will be issued in denominations of $5,000 and any integral multiple thereof. Debt securities in global form may be issued in any denomination. (Section 302).

        Unless the applicable prospectus supplement states otherwise, we will pay the principal of and any premium or interest on any series of debt securities in registered form at the corporate trust office of the trustee, currently located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602. At our option, we may pay interest by check, wire transfer or any other means permitted under the terms of the debt securities. Unless the applicable prospectus supplement states otherwise, we will have the option to pay interest by check mailed to the person in whose name the debt securities are registered on the applicable record dates or by wire transfer of funds to that person at an account maintained within the United States. (Sections 301, 307 and 1002). Payments on global debt securities will be made to the depositary or its nominee in accordance with the then-existing arrangements between the paying agent(s) for the global debt securities and the depositary. See "—Global Securities."

        You may present debt securities for exchange, and registered debt securities for transfer, in the manner, at the places and subject to the restrictions set forth in the Indenture and the applicable prospectus supplement. You may transfer debt securities in bearer form and the coupons, if any, by delivery. There will be no service charge for any transfer or exchange of debt securities, but we may require payment to cover any tax or other governmental charge related to the transfer or exchange. (Section 305).

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        We are not required and the trustee is not required:

  •
  to issue or register the transfer or exchange of any debt security, or portion of a registered debt security, selected for redemption; or

  •
  to issue or register the transfer or exchange of any debt security for a period of 15 days prior to the selection of debt securities to be redeemed; or

  •
  to exchange any debt security issued in bearer form that has been selected for redemption, unless such debt security is being exchanged for a registered debt security of the same series and of like tenor, provided that the registered debt security is simultaneously surrendered for redemption; or

  •
  to issue or register the transfer or exchange of any debt security, in whole or in part, surrendered for repayment at the option of the holder. (Section 305).

Ranking

        The debt securities will be our direct, unsecured and unsubordinated obligations and will rank equally with all our other unsecured and unsubordinated indebtedness from time to time outstanding, and the debt securities will be effectively subordinated to the claims of mortgage lenders holding our secured indebtedness, as to the specific property securing each lender's mortgage and to claims of creditors of our subsidiaries to the extent of the assets of those subsidiaries. (Section 1602). As of December 31, 2008, the total consolidated mortgage debt on our properties was approximately $6.3 billion and our subsidiaries had approximately $875.0 million in total unsecured debt. Subject to specified limitations in the Indenture and as described below under "Covenants," the Indenture permits us to incur additional secured and unsecured indebtedness.

        Except as described below under "Covenants—Merger, Consolidation or Sale," the Indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of:

  •
  a highly leveraged or similar transaction involving us or any of our affiliates;

  •
  a change of control; or

  •
  a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities.

        Restrictions on the ownership and transfer of the shares of common stock of Simon Property designed to preserve its status as a REIT, however, may act to prevent or hinder a change of control. Simon Property and its management have no present intention of engaging in a transaction which would result in Simon Property or us being highly leveraged or that would result in a change of control.

No Guarantee by Predecessor Operating Partnership

        The Indenture indicates that a predecessor operating partnership subsidiary of Simon Property that had the same name as us, would guarantee the payment of any securities issued under the Indenture. Effective December 31, 1997, this predecessor operating partnership was merged into us. As a result, we acquired all of the assets and partnership interests it previously owned and its obligations as guarantor under the Indenture were terminated.

7

Covenants

        The following covenants will apply to the debt securities unless they are amended or supplemented in the supplemental indenture relating to a particular series of debt securities:

        Merger, Consolidation or Sale.    We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that:

  •
  either we will be the continuing entity or the successor entity will be an entity organized and existing under U.S. laws and the successor entity expressly assumes payment of the principal of, premium, if any, and any interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;

  •
  immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation or the obligation of a Subsidiary as a result thereof as having been incurred by us or that Subsidiary at the time of the transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, will have occurred and be continuing; and

  •
  an officer's certificate and legal opinion covering these conditions is delivered to the trustee.

  (Section 801 and 803).

        Existence.    Except as described under "—Merger, Consolidation or Sale," above, we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (by partnership agreement and statute) and franchises. However, we will not be required to preserve any right or franchise if we determine that its loss is not disadvantageous in any material respect to the holders of the debt securities. (Section 1006).

        Maintenance of Properties.    We will cause all of our material properties used or useful in the conduct of our business or the business of any Subsidiary (as defined below) to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. We will also cause to be made all necessary repairs, renewals, replacements, betterments and improvements on these properties. Our obligations with respect to the maintenance of these properties is subject to our reasonable judgment as to what may be necessary so that the business carried on in connection with these properties may be properly conducted at all times. We and our Subsidiaries will not be prevented from selling or otherwise disposing of any properties for value in the ordinary course of business. (Section 1007).

        Insurance.    We will, and will cause each of our Subsidiaries to, keep in force insurance policies on all our insurable properties. The insurance policies will be issued by financially sound and reputable companies protecting against loss or damage at least equal to the property's then full insurable value (subject to reasonable deductibles determined by us). (Section 1008).

        Payment of Taxes and Other Claims.    We will pay or discharge or cause to be paid or discharged, before the same become delinquent:

  •
  all taxes, assessments and governmental charges levied or imposed upon us or any Subsidiary or upon our income, profits or property or upon any Subsidiary's income, profits or property; and

  •
  all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any Subsidiary;

excluding, however, any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. (Section 1009).

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        Provision of Financial Information.    Whether or not we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and to the extent permitted under the Exchange Act, we will file with the Securities and Exchange Commission the annual reports, quarterly reports and other documents required under Sections 13 or 15(d) (the "Financial Information") on or prior to the respective dates (the "Required Filing Dates") by which we would have been required to file those documents if we were subject to Sections 13 or 15(d). We also will in any event within 15 days of each Required Filing Date:

  •
  transmit copies of the Financial Information by mail to all holders of debt securities (as their names and addresses appear in the security register) without cost to the holders, and

  •
  file copies of the Financial Information with the trustee.

        If we are not permitted to file these documents with the Securities and Exchange Commission under the Exchange Act, we will supply copies of the documents to any prospective holder promptly upon written request. (Section 1010).

        Waiver; Additional Covenants.    Compliance with the covenants described in this prospectus and with respect to the debt securities generally may not be waived by us, or by the trustee, unless the holders of at least a majority in principal amount of all outstanding debt securities consent to the waiver.

        Any additional or different covenants with respect to any series of debt securities will be set forth in the applicable prospectus supplement.

        The covenants in the supplemental indentures for each series of debt securities issued on or after June 7, 2005 (the "Subsequent Debt Securities") include additional covenants than those described above. Nevertheless, the foregoing covenants and related provisions will apply to the Subsequent Debt Securities, and we expect to any future series of debt securities to which the same additional covenants apply, so long as any debt securities issued prior to June 7, 2005 remain outstanding or until the foregoing covenants for such series have been amended.

Modification of the Indenture

        Modifications and amendments of the Indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities (as defined in the Indenture) affected by the modification or amendment (voting as a single class); provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

  •
  change the stated maturity of the principal of, or premium, if any, on, or any installment of principal of or interest on, any debt security;

  •
  reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of the debt security or reduce the amount of principal of an Original Issue Discount Security (as defined in the Indenture) that would be due and payable upon acceleration of maturity or that would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any debt securities;

  •
  change the place of payment, or the coin or currency, for payment of principal or premium, if any, or interest on the debt securities;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities on or after the stated maturity of any debt security;

  •
  reduce the percentage in principal amount of outstanding debt securities the consent of whose holders is necessary to modify or amend the Indenture, for any waiver with respect to the debt

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    securities, or to waive compliance with specified provisions of the Indenture or specified defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of specified past defaults or specified covenants, except to increase the required percentage to effect the action or to provide that specified other provisions of the Indenture may not be modified or waived without the consent of the holder of each affected outstanding debt security. (Section 902).

        The holders of not less than a majority in principal amount of a series of outstanding debt securities have the right to waive compliance by us with covenants relating to those debt securities in the Indenture. (Section 1013).

        Modifications and amendments of the Indenture may be permitted to be made by us and the trustee without the consent of any holder of debt securities for any of the following purposes:

  •
  to evidence the succession of another person to us as obligor under the Indenture;

  •
  to add to our covenants for the benefit of the holders of any series of debt securities or to surrender any right or power conferred upon us in the Indenture;

  •
  to add Events of Default for the benefit of the holders of any series of debt securities;

  •
  to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that the action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

  •
  to change or eliminate any provisions of the Indenture, provided that any change or elimination shall become effective only when the outstanding debt securities are not entitled to the benefit of that provision;

  •
  to secure the debt securities;

  •
  to establish the form or terms of the debt securities of any series;

  •
  to provide for the acceptance of appointment under the Indenture by a successor trustee or facilitate the administration of the trust under the Indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in the Indenture, provided that the action is not inconsistent with the provisions of the Indenture and will not adversely affect the interests of holders of debt securities of any series in any material respect; or

  •
  to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of debt securities, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect. (Section 901).

        The Indenture provides that in determining whether the holders of the requisite principal amount of a series of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of those debt securities, (1) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof, (2) the principal amount of a debt security denominated in a foreign currency that shall be deemed Outstanding shall be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such

10

debt security of the amount determined as provided in (1) above) of that debt security, (3) the principal amount of an Indexed Security that shall be deemed Outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to the Indenture, and (4) securities owned by the Operating Partnership or any other obligor upon the securities or any affiliate of the Operating Partnership or of such other obligor shall be disregarded. (Section 101).

        The Indenture contains provisions of convening meetings of the holders of debt securities of a series issuable, in whole or in part, as bearer securities. (Section 1501). A meeting will be permitted to be called at any time by the trustee, and also, upon request, by the Operating Partnership or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in the Indenture. (Section 1502). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage in principal amount of the outstanding debt securities of a series may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, then with respect to such action (and only such action) the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum. (Section 1504).

        Notwithstanding the foregoing provisions, the Indenture provides that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or the holders of that series and any other series:

  •
  there will be no minimum quorum requirement for the meeting; and

  •
  the principal amount of the outstanding debt securities of the series that votes in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

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  (Section 1504).

Events of Default, Notice and Waiver

        Unless amended, modified or supplemented in the supplemental indenture relating to a particular series of debt securities, the term "Event of Default," when used in this prospectus and the Indenture means any one of the following events:

  (1)
  default in the payment of any interest upon the debt securities when the interest becomes due and payable, and continuance of the default for a period of 30 days;

  (2)
  default in the payment of the principal of, or premium, if any, on, any debt security when it becomes due and payable at its Maturity Date or by declaration of acceleration, notice of redemption or otherwise;

  (3)
  default in making a required sinking fund payment, if any;

  (4)
  default in the performance of any of our covenants in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of debt securities issued under the Indenture) and continuance of the default for a period of 60 days after there has been given, by registered or certified mail, to us by the trustee, or to us and the trustee by the holders of at least 25% in principal amount of the debt securities, a written notice specifying the default and requiring it to be remedied and stating that the notice is a "Notice of Default" under the Indenture;

  (5)
  a default in the payment of an aggregate principal amount exceeding $30 million of any of our recourse indebtedness (however evidenced) after the expiration of any applicable grace period with respect thereto and the default has resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, but only if that indebtedness is not discharged, or the acceleration rescinded or annulled within a period of 10 days after there has been given, by registered or certified mail, to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities, a written notice specifying the default and requiring us to cause the indebtedness to be discharged or cause the acceleration to be rescinded or annulled and stating that the notice is a "Notice of Default" under the Indenture;

  (6)
  specific events of bankruptcy, insolvency or reorganization affecting us or certain Subsidiaries or any of their respective properties; or

  (7)
  any other Event of Default provided with respect to a particular series of debt securities issued under the Indenture.

  (Section 501).

        If an Event of Default under the Indenture with respect to the debt securities at the time outstanding occurs and is continuing, then in every such case the trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities may declare the principal amount and premium or Make-Whole Amount, if any, and accrued interest on all the debt securities to be due and payable immediately by written notice thereof to us, and to the trustee if given by the holders; provided, that in the case of an Event of Default described in clause (6) above, acceleration is automatic. However, at any time after a declaration of acceleration with respect to the debt securities has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt

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securities may, by written notice to us and the trustee, rescind and annul the declaration and its consequences if:

  •
  we have deposited with the trustee all required payments of the principal of, and premium or Make-Whole Amount, if any, and interest on the debt securities, plus specified fees, expenses, disbursement and advances of the trustee; and

  •
  all Events of Default with respect to the debt securities, other than the non-payment of principal of, or Make-Whole Amount, if any, or interest on the debt securities which has become due solely by the declaration of acceleration, have been cured or waived as provided in the Indenture.

  (Section 502).

        The holders of not less than a majority in principal amount of the debt securities of any series may waive any past default with respect to such series and its consequences, except a default:

  •
  in the payment of the principal of, or premium, if any, or interest payable on any debt security of that series; or

  •
  in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each debt security of the affected series.

  (Section 513).

        The trustee will be required to give notice to the holders of the debt securities within 90 days of the occurrence of a default under the Indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of any default, except a default in the payment of the principal of, or premium or Make-Whole Amount, if any, or interest on the debt securities, if and so long as specified responsible officers of the trustee determine in good faith that the withholding of the notice is in the interest of the holders. (Section 601).

        The Indenture provides that no holder of debt securities may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding debt securities, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the payment of the principal of, and premium or Make-Whole Amount, if any, and interest on the debt securities on the due date thereof. (Sections 507 and 508).

        Subject to provisions in the Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of debt securities then outstanding under the Indenture, unless the holders have offered to the trustee reasonable security or indemnity. (Section 602). The holders of not less than a majority in principal amount of the outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities not joining therein and the trustee may take any other action it deems proper and not inconsistent with the direction given. (Section 512).

        Within 120 days after the close of each fiscal year, we will be required to deliver to the trustee a certificate, signed by one of several of our specified officers, stating whether or not the officer has

13

knowledge of any default under the Indenture and, if so, specifying each default and the nature and status thereof. (Section 1011).

        The events of default and related provisions that apply to each series of Subsequent Debt Securities are different than those described above. Nevertheless, the foregoing events of default and related provisions will apply to the Subsequent Debt Securities, and we expect to any future series of debt securities to which the above events of default apply, so long as any debt securities issued prior to June 7, 2005 remain outstanding or until the foregoing events of default and related provisions for such series have been amended.

Discharge, Defeasance and Covenant Defeasance

        We are permitted under the Indenture to discharge specific obligations to the holders of the debt securities that have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee, in trust, funds in the currency in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal, and premium or Make-Whole Amount, if any, and interest to the date of the deposit, if the debt securities have become due and payable, or to the stated Maturity Date or redemption date, as the case may be. (Section 401).

        The Indenture also provides that we may elect either:

  •
  to defease and be discharged from any and all obligations with respect to the debt securities other than the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust ("defeasance"); or

  •
  to be released from our obligations with respect to the debt securities and any other covenant, and any omission to comply with these obligations shall not constitute an Event of Default with respect to the debt securities ("covenant defeasance");

in either case upon the irrevocable deposit by us with the trustee, in trust, of an amount, in the currency in which the debt securities are payable at stated maturity, or Government Obligations, or both, applicable to the debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of, and premium or Make-Whole Amount, if any, and interest on the debt securities on the scheduled due dates therefor. (Sections 1402 and 1404). If either of these options are available to us with respect to a specific series of debt securities, we will indicate it in the prospectus supplement relating to that series of debt securities. Unless the prospectus supplement relating to that series of debt securities provides otherwise, the terms of the defeasance option and the covenant defeasance option will be as described in this section.

        A trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel, as specified in the Indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the Indenture. (Section 1404).

  "Government Obligations" means securities that are:

  •
  direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or

14

  •
  obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;

which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depositary receipt, provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depositary receipt.

        Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds or Government Obligations to effect defeasance or covenant defeasance with respect to any series of debt securities:

  •
  the holder of a debt security of such series is entitled to, and does, elect pursuant to the Indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or

  •
  a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into a currency, currency unit or composite currency in which that debt security becomes payable as a result of such election or such Conversion Event based on the applicable market exchange rate.

  (Section 1405).

        "Conversion Event" means the cessation of use of (a) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (b) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community or (c) any currency unit (or composite currency) other than the ECU for the purposes for which it was established. All payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

        If we effect covenant defeasance with respect to any debt securities and these debt securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (4) under "—Events of Default, Notice and Waiver" with respect to Sections 1006 to 1010, inclusive, of the Indenture, which sections would no longer be applicable to the debt securities as a result of the covenant defeasance, or described in clause (7) under "—Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in the currency in which the debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the Default. We would remain liable, however, to make payment of the amounts due at the time of acceleration.

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        The applicable prospectus supplement may describe further the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above with respect to the debt securities of a particular series.

Concerning the Trustee

        The Indenture provides that there may be more than one trustee with respect to one or more series of debt securities. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series. (Section 608). If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will administer separate trusts under the Indenture, and, except as otherwise indicated by the Indenture, any action to be taken by a trustee with respect to one or more series of debt securities may be taken only by the trustee for that series. (Section 609).

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of global securities will be described in the applicable prospectus supplement relating to that series.

Governing Law

        The Indenture is governed by, and construed in accordance with, the laws of the State of New York, and once issued the debt securities will be as well.

16

 LEGAL MATTERS

        Unless otherwise specified in a prospectus supplement, the validity of each issue of the debt securities offered and certain federal income tax matters will be passed upon for us by Baker & Daniels LLP, Indianapolis, Indiana.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of Simon Property Group, L.P. included in its Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of Simon Property Group, L.P.'s internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

        Pursuant to our partnership agreement and the charter and bylaws of Simon Property, we will indemnify any of our officers or directors who is made or threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was an officer or director to the fullest extent permitted by Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

        This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify these forward-looking statements by our use of the words "believes," "anticipates," "plans," "expects," "may," "will," "intends," "estimates" and similar expressions, whether in the negative or affirmative. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Those risks and uncertainties incidental to the ownership and operation of commercial real estate include, but are not limited to: national, international, regional and local economic climates, competitive market forces, changes in market rental rates, trends in the retail industry, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks associated with acquisitions, the impact of terrorist activities, environmental liabilities, maintenance of REIT status, the availability of financing, changes in market rates of interest, and exchange rates for foreign currencies. We have included important factors in the cautionary statements contained or incorporated by reference in this prospectus, particularly under the heading "Risk Factors" in our Annual Report on Form 10-K and other periodic reports, that we believe would cause our actual results to differ materially from the forward-looking statements that we make. We do not intend to update information contained in any forward-looking statement we make.

17

 INCORPORATION OF INFORMATION WE FILE WITH THE SEC

        The SEC allows us to "incorporate by reference" the information we file with them, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated in this prospectus.

        Our Exchange Act filing number is 333-11491.

        The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 2008 and any future filings we make with the SEC under Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act (other than, in each case, documents and information deemed to have been furnished and not filed in accordance with SEC rules) until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated.

        To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the document), call or write us at the following address: Simon Property Group, 225 West Washington Street, Indianapolis, Indiana 46204, Attention: Investor Relations (317) 685-7330.

18

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item. 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth all expenses in connection with the distribution of the securities being registered. All amounts shown below are estimates:

Securities and Exchange Commission registration fee	$	*
Accountants' fees and expenses	$	**
Legal fees and expenses	$	**
Printing	$	**
Miscellaneous	$	**

Total	$	**

    *
    To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

    **
    These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        The officers and directors of Simon Property Group, Inc. (the "Company") are indemnified under Delaware law, the Company's Charter and the Partnership Agreement of Simon Property Group, L.P. (the "Operating Partnership") against certain liabilities. The Delaware General Corporation Law ("DGCL") generally permits a corporation to indemnify its directors and officers, among others, against expenses, judgments, fines and amounts paid in settlement actually or reasonably incurred by them in the defense or settlement of third-party actions or action by or in right of the corporation, and for judgments in third party actions provided there is a determination by directors who were not parties to the action, or if directed by such directors, by independent legal counsel or by a majority vote of a quorum of the stockholders, that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the interests of the corporation, and in a criminal proceeding, that the person had no reason to believe his or her conduct to be unlawful. Without court approval, however, no indemnification may be made in respect of any action by or in right of the corporation in which such person is adjudged liable. The DGCL states that the indemnification provided by statute shall not be deemed exclusive of any rights under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the liability of officers may not be eliminated or limited under Delaware law.

        The Company's Charter contain a provision limiting the liability of directors and officers to the Registrant and its stockholders to the fullest extent permitted under and in accordance with the laws of the State of Delaware. The Charter also provides that the directors will not be personally liable to the corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provision will not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation and its stockholders; (ii) acts or omissions not in good faith; (iii) any transaction from which the director derived an improper personal benefit; or (iv) any matter in respect of which such director would be liable under Section 174 of the DGCL. The personal liability of a director for violation of the federal securities laws is not limited or otherwise affected. In addition, these provisions do not affect the ability of stockholders to obtain injunctive or other equitable relief from the courts with respect to a transaction involving gross negligence on the part of a director. No amendment of the Charter shall limit or eliminate the right to indemnification provided with respect to acts or omissions occurring prior to such amendment or repeal. The Company's By-Laws contain provisions which implement the indemnification provisions of the Charter.

        The Partnership Agreement of the Operating Partnership provides for indemnification of the officers and directors of each general partner of the Operating Partnership to the same extent indemnification is provided to officers and directors of the Company in its Charter, and limits the liability of such general partners and their officers and directors to the Operating Partnership and their partners to the same extent liability of officers and directors of the Company to the Company and its stockholders is limited under the Registrant's Charter.

        The Company has entered into indemnification agreements with each of its directors and officers. The indemnification agreements require, among other things, that the Company indemnify its directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements, and cover each director and officer if the Company obtains directors' and officers' liability insurance.

        In addition, the Company has a directors' and officers' liability and company reimbursement policy that insures against certain liabilities, including liabilities under the Securities Act, subject to applicable retentions.

Item 16.    Exhibits.

        The list of exhibits is incorporated by reference to the Index to Exhibits on page E-1.

Item 17.    Undertakings.

(a)
The undersigned Registrants hereby undertake:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date it is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

    The undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer to sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of either of the undersigned Registrants or used or referred to by either of the undersigned Registrants;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(b)
The undersigned Registrants herby undertake that, for the purposes of determining any liability under the Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on March 9, 2009.

SIMON PROPERTY GROUP, INC.
By:	/s/ DAVID SIMON David Simon, Chairman of the Board of Directors and Chief Executive Officer
SIMON PROPERTY GROUP, L.P.
By:	Simon Property Group, Inc., General Partner
By:	/s/ DAVID SIMON David Simon, Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes David Simon, Stephen E. Sterrett, James M. Barkley and John Dahl, or any of them, each with full power of substitution, to execute in the name and on behalf of such person any amendment to this Registration Statement, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on March 9, 2009.

Signature	Title

/s/ DAVID SIMON David Simon	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
/s/ HERBERT SIMON Herbert Simon	Chairman Emeritus and Director
Melvin Simon	Chairman Emeritus and Director
/s/ RICHARD S. SOKOLOV Richard S. Sokolov	President, Chief Operating Officer and Director

S-1

Signature	Title

Birch Bayh	Director
/s/ MELVYN E. BERGSTEIN Melvyn E. Bergstein	Director
/s/ LINDA WALKER BYNOE Linda Walker Bynoe	Director
Karen N. Horn	Director
/s/ REUBEN S. LEIBOWITZ Reuben S. Leibowitz	Director
/s/ J. ALBERT SMITH, JR. J. Albert Smith, Jr.	Director
/s/ PIETER S. VAN DEN BERG Pieter S. van den Berg	Director
/s/ STEPHEN E. STERRETT Stephen E. Sterrett	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ JOHN DAHL John Dahl	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

S-2

 INDEX TO EXHIBITS

Exhibit No.		Description of Exhibit
1.1	*	Form of underwriting or purchase agreement for equity securities.
1.2	*	Form of underwriting or purchase agreement for debt securities.
4.1		Amended and Restated Certificate of Incorporation of Simon Property Group, Inc. (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed by Simon Property Group, Inc. on October 9, 1998).
4.2		Amended and Restated By-laws of Simon Property Group, Inc. (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed by Simon Property Group, Inc. on July 30, 2008).
4.3		Eighth Amended and Restated Limited Partnership Agreement of Simon Property Group, L.P., dated as of May 8, 2008 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Simon Property Group, Inc. on May 9, 2008).
4.4		Registration Rights Agreement, dated as of September 24, 1998, by and among Simon Property Group, Inc. and the persons named therein (incorporated by reference to Exhibit 4.4 of the Current Report on Form 8-K filed by Simon Property Group, Inc. on October 9, 1998).
4.5		Registration Rights Agreement, dated as of August 27, 1999, by and among Simon Property Group, Inc. and the persons named therein (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 filed March 24, 2004 (Reg. No. 333-113884).
4.6		Registration Rights Agreement, dated as of November 14, 1997 by and between O'Connor Retail Partners, L.P. and Simon DeBartolo Group, Inc. (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-3 filed December 7, 2001 (Reg. No. 333-74722)).
4.7	*	Form of Designation for Preferred Stock
4.8	*	Form of Preferred Stock Certificate
4.9	*	Form of Warrant Agreement
4.10	*	Form of Warrant Certificate
4.11	*	Form of Deposit Agreement
4.12		Indenture dated November 26, 1996, by and among Simon Property Group, L.P., The Chase Manhattan Bank, as trustee, and other persons (incorporated by reference to the form of this document filed as Exhibit 4.1 to the Registration Statement on Form S-3 filed on October 21, 1996 (Reg. No. 333-11491)).
5		Opinion of Baker & Daniels LLP
8		Tax Opinion of Baker & Daniels LLP
12		Computation of Ratio of Earnings to Fixed Charges for Simon Property Group, L.P. (incorporated by reference to Exhibit 12 of the Annual Report on Form 10-K for 2008 filed by Simon Property Group, L.P.).
23.1		Consent of Ernst & Young LLP
23.2		Consent of Baker & Daniels LLP (contained in their opinions filed as Exhibits 5 and 8).
24		Power of Attorney (included on the Signature Page).
25		Statement of Eligibility of Trustee on Form T-1 (incorporated by reference to Exhibit 25 to the Registration Statement on Form S-3 filed by Simon Property Group, Inc. and Simon Property Group, L.P. on March 17, 2006).

*
To be filed by amendment with a prospectus supplement or incorporated by reference from a Current Report on Form 8-K.

E-1

QuickLinks

EXPLANATORY NOTE
SIMON PROPERTY GROUP, INC.
The date of this prospectus is March 9, 2009
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
WHO WE ARE
USE OF PROCEEDS
DESCRIPTION OF SECURITIES BEING OFFERED
IMPORTANT PROVISIONS OF OUR GOVERNING DOCUMENTS AND DELAWARE LAW
RESTRICTIONS ON OWNERSHIP AND TRANSFER
FEDERAL INCOME TAX CONSIDERATIONS
LEGAL MATTERS
EXPERTS
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE
INCORPORATION OF INFORMATION WE FILE WITH THE SEC
SIMON PROPERTY GROUP, L.P.
Debt Securities
The date of this prospectus is March 9, 2009.
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
WHO WE ARE
USE OF PROCEEDS
DESCRIPTION OF SECURITIES BEING OFFERED
LEGAL MATTERS
EXPERTS
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE
INCORPORATION OF INFORMATION WE FILE WITH THE SEC
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item. 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS